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                                                                    EXHIBIT 3.37

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                        OFFICE OF THE SECRETARY OF STATE
                              CORPORATIONS DIVISION
                              100 NORTH MAIN STREET
                            PROVIDENCE, RI 02903-1335

                            LIMITED LIABILITY COMPANY

                            ARTICLES OF ORGANIZATION

                                       OF

                              PROVIDENCE SOILS, LLC

Pursuant to the provisions of Chapter 7-16 of the General Laws, 1956, as amended, the following Articles of Organization are adopted for the limited liability company to be organized hereby:

1.       The name of the limited liability company is: Providence Soils, LLC.

2. The name and address of the resident agent in the State of Rhode Island is:

         Adler Pollock & Sheehan P.C.
         2300 BankBoston Plaza
         Providence, RI 02903.

3. Under the terms of these Articles of Organization and any written operating agreement made or intended to be made, the limited liability company is intended to be treated for purposes of federal income taxation as a partnership.

4. The address of the principal office of the limited liability company if it is determined at the time of the organization:

         55 Old Field Point Road
         Greenwich, CT 06830.

5. The limited liability company has the purpose of engaging in any business which a limited partnership may carry on except the provision of professional services as defined in Section 7-5.1-2, and shall have perpetual existence until dissolved or terminated in accordance with Chapter 7-16 unless a more limited purpose or duration is set forth in paragraph 6 of these Articles of Organization.


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6.       Additional provisions (if any) not inconsistent with law, which the members elect to have set forth in these Articles of Organization, including, but not limited to, any limitation of the purposes or duration for which the limited liability company is formed, and any other provision which may be included in an operating agreement:

         The Limited Liability Company may be governed by an Operating Agreement of even date herewith among its members as the same may be amended from time to time.

7. The limited liability company is to be managed by one (1) or more managers.

8. If the limited liability company has managers at the time of filing these Articles of Organization, state the name and address of each manager:

         Manager                                      Address

         Paul Toretta                                 55 Old Field Point Road
         -----------------------------                --------------------------
                                                      Greenwich, CT 06830
         -----------------------------                --------------------------

9. The date these Articles of Organization are to become effective, if later than the date of filing, is: UPON FILING THESE ARTICLES OF ORGANIZATION


                                                       Under penalty of perjury,
                                                  I declare and affirm that I
                                                  have examined these Articles
                                                  of Organization and that all
                                                  statements contained herein
                                                  are true and correct.

Dated:  October 1, 1999                           /s/      Paul Toretta
                                                  ------------------------------
                                                  Signature of Authorized Person



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